Sub-Item 77I:

During the six-month period ended October 31, 2015, Financial Investors Trust (the “Registrant”) offered the following new series and share classes:

Series	Class(es)	Registration Statement
Emerald Small Cap Value Fund	Class A Class C Investor Class Institutional Class	Post-Effective Amendment No. 146 (SEC Accession No. 0001398344-15-003776)
Grandeur Peak Global Stalwarts Fund	Investor Class Institutional Class	Post-Effective Amendment No. 148 (SEC Accession No. 0001398344-15-004112)
Grandeur Peak International Stalwarts Fund	Investor Class Institutional Class	Post-Effective Amendment No. 148 (SEC Accession No. 0001398344-15-004112)
Grandeur Peak Global Micro Cap Fund	Investor Class Institutional Class	Post-Effective Amendment No. 148 (SEC Accession No. 0001398344-15-004112)

Post-Effective Amendments Nos. 146 and 148 include the terms of the respective new series and classes of the Emerald Small Cap Value Fund, Grandeur Peak Global Stalwarts Fund, Grandeur Peak International Stalwarts Fund and Grandeur Peak Global Micro Cap Fund, respectively, and are hereby incorporated by reference as part of the response to Sub-Items 77I and 77Q1(d) of the Registrant’s Form N-SAR.